State of Delaware
Secretary of State
Division of Corporations
Delivered 10:55 AM 07/30/2019
FILED 10:55 AM 07/30/2019
SR 20196224054 - File Number 7538229

CERTIFICATE OF FORMATION
OF
HMNRTH LLC

(A Delaware Limited Liability Company)

First: The name of the limited liability company is: HMNRTH LLC

Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this July 30, 2019.

Harvard Business Services, Inc., Authorized Person
By: Michael J. Bell, President

STATEMENT OF AUTHORIZED PERSON

****

IN LIEU OF ORGANIZATIONAL MEETING
FOR
HMNRTH LLC
July 30, 2019

We, Harvard Business Services, Inc., the authorized person of HMNRTH LLC -- a Delaware Limited Liability Company -- hereby adopt the following resolution pursuant to Section 18-201 of the Delaware Limited Liability Company Act:

Resolved: That the Certificate of Formation of HMNRTH LLC was filed with the Secretary of State of Delaware on July 30, 2019.

Resolved: That on July 30, 2019 the following persons were appointed as the initial members of the Limited Liability Company until their successors are elected and qualify:

TCBM LLC

CMRB Capital LLC

Resolved: That the undersigned signatory hereby resigns as the authorized person of the above named Limited Liability Company.

This resolution shall be filed in the minute book of the company.

Michael J. Bell

Harvard Business Services, Inc., Authorized Person
By: Michael J. Bell, President